FOR FURTHER INFORMATION:

AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

FOR IMMEDIATE RELEASE

SUN COMMUNITIES, INC. REPORTS 2009 THIRD QUARTER RESULTS

Southfield, MI, November 6, 2009 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported third quarter results.

During the quarter ended September 30, 2009, total revenues increased to $63.4 million as compared to $61.3 million in the third quarter of 2008. Net loss for the third quarter of 2009 was $(2.0) million, or $(0.11) per diluted common share, compared with a net loss of $(5.5) million, or $(0.30) per diluted common share, for the same period in 2008. Funds from operations (“FFO”)(1) increased to $12.5 million, or $0.60 per diluted share/OP Unit, in the third quarter of 2009 as compared to $11.3 million, or $0.55 per diluted share/OP Unit, in the third quarter of 2008.

Included in net loss for the third quarter of 2009 is equity loss from affiliate of $0.8 million from Origen Financial, Inc. (“Origen”) and losses due to flood damage of $0.8 million. Included in net loss for the third quarter of 2008 is equity loss from Origen of $1.5 million. FFO(1)  for the third quarter of 2009 and 2008, adjusted for these items, would have been $14.1 million, or $0.68 per diluted share/OP Unit, and $12.8 million, or $0.62 per diluted share/OP Unit, respectively. The aforementioned flood damage was sustained at one property near Atlanta, Georgia. The Company continues to work with its insurer to determine deductible amounts and covered damages.

For the nine months ended September 30, 2009, total revenues increased to $191.9 million, as compared to $188.0 million for the same period in 2008, excluding $3.3 million in revenues from gain on sales of vacant land. Net loss was $(3.4) million, or $(0.19) per diluted common share, as compared to $(16.0) million, or $(0.88) per diluted common share, for the nine months ended September 30, 2009 and 2008, respectively. FFO(1) increased to $41.3 million, or $1.99 per diluted share/OP Unit, for the nine months ended September 30, 2009, as compared to $27.1 million, or $1.32 per diluted share/OP Unit, for the same period in 2008.

Included in net loss for the nine months ended September 30, 2009 is equity loss from Origen of $1.2 million and losses due to flood damage of $0.8 million. Included in net loss for the nine months ended September 30, 2008 is equity loss from Origen of $14.1 million and severance charges of $0.9 million. FFO(1) for the nine months ended September 30, 2009 and 2008, adjusted for these items, would have been $43.3 million, or $2.08 per diluted share/OP Unit, and $42.1 million, or $2.05 per diluted share/OP Unit, respectively.

"Except for rain and reserves, we are happy with our third quarter results which allow us to affirm guidance for the year," said Gary A. Shiffman, Chairman and CEO. "Efforts to repair the flood damage at our property are occurring swiftly and we commend our staff for their quick response to help our displaced residents," said Shiffman. "While we battled rain, our affiliate, Origen, battled increasing mark to market loan loss reserves causing them to post a $4.3 million loss for the third quarter. Although reserves have increased, Origen continues to report positive cash flow results as the reserves have no impact on cash flow," Shiffman added.

For 136 communities owned throughout 2009 and 2008, total revenues increased 1.4 percent for the nine months ended September 30, 2009, and total expenses increased 3.3 percent, resulting in an increase in net operating income(2) of 0.6 percent. Same property occupancy in manufactured housing sites was 82.3 percent at September 30, 2009 compared to 82.2 percent at September 30, 2008.

For the nine months ended September 30, 2009 and 2008, manufactured housing and permanent recreational vehicle revenue producing sites increased by 243 and 88 sites, respectively, an increase of 155 sites period over period. Manufactured housing and permanent recreational vehicle revenue producing sites decreased by 46 for the third quarter of 2009, compared to a decrease of 37 sites during the third quarter of 2008. The Company rented an additional 232 homes in the first nine months of 2009 bringing the total number of occupied rentals to 5,749 at September 30, 2009.

During the third quarter of 2009, 293 new and pre-owned homes were sold, bringing the total of homes sold year to date to 811, an increase of 9.3 percent from the 742 homes sold during the first nine months of 2008.  Rental home sales, included in total new and pre-owned home sales above, totaled 185 and 531 for the three and nine months ended September 30, 2009, as compared to 151 and 443 for the same periods in 2008.

"Gross margins on home sales are increasing year over year on new, pre-owned and rental home conversion sales. The increases are being seen in all areas of the country including the Midwest. While new and pre-owned sales provide for new revenue producing sites, rental home conversion sales allow us to recycle our capital by purchasing another home for use in our successful rental program," Shiffman said.

A conference call to discuss third quarter operating results will be held on November 6, 2009, at 11:00 A.M. EDT. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through November 20, 2009, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 336106. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 136 communities comprising approximately 47,600 developed sites.

2

(1)   Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

 (2) Investors in and analysts following the real estate industry utilize net operating income (“NOI”) as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

For more information about Sun Communities, Inc.
visit our website at www.suncommunities.com
-FINANCIAL TABLES FOLLOW-

FORWARD LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s expectations of future events.

ADOPTION OF NEW ACCOUNTING STANDARDS
The Company adopted Statement of Financial Accounting Standards (SFAS) No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is now included within the FASB Accounting Standards Codification TM (“ASC”) Topic 810, Consolidation, in the first quarter of 2009 which required reclassification of prior period financial information. This updated guidance resulted in the presentation of noncontrolling interest, previously referred to as minority interest, be reported as a separate component of equity in our Consolidated Financial Statements, and that losses be allocated to the noncontrolling interest even if the allocation resulted in a deficit balance.

3

SUN COMMUNITIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES
Income from real property	$48,597	$47,788	$148,093	$145,792
Revenue from home sales	8,433	7,933	24,112	24,204
Rental home revenue	5,062	5,186	15,449	15,318
Ancillary revenues, net	4	35	261	349
Interest	1,554	1,129	4,194	2,741
Other income (loss)	(258)	(816)	(161)	2,884
Total revenues	63,392	61,255	191,948	191,288

COSTS AND EXPENSES
Property operating and maintenance	13,249	12,469	38,641	36,857
Real estate taxes	3,848	3,844	12,150	12,183
Cost of home sales	6,046	6,073	17,313	18,893
Rental home operating and maintenance	3,864	4,135	12,423	11,566
General and administrative - real property	3,687	3,691	12,753	12,546
General and administrative - home sales and rentals	1,890	1,676	5,532	5,003
Georgia flood damage	800	-	800	-
Depreciation and amortization	15,841	16,025	47,960	48,097
Interest	15,109	15,361	44,093	45,311
Interest on mandatorily redeemable debt	839	847	2,509	2,535
Total expenses	65,173	64,121	194,174	192,991

Loss before income taxes and equity loss from affiliates	(1,781)	(2,866)	(2,226)	(1,703)
Provision for state income tax	(103)	(141)	(382)	(34)
Equity loss from affiliates	(854)	(1,486)	(1,344)	(14,036)
Loss from continuing operations	(2,738)	(4,493)	(3,952)	(15,773)
Income (loss) from discontinued operations	177	(274)	(155)	(785)
Net loss	(2,561)	(4,767)	(4,107)	(16,558)
Less: income (loss) attributable to noncontrolling interest	(526)	726	(690)	(602)
Net loss attributable to Sun Communities, Inc.	$(2,035)	$(5,493)	$(3,417)	$(15,956)

Weighted average common shares outstanding:
Basic	18,513	18,213	18,437	18,151
Diluted	18,513	18,213	18,437	18,151

Basic and diluted income (loss) per share:
Continuing operations	$(0.12)	$(0.28)	$(0.18)	$(0.84)
Discontinued operations	0.01	(0.02)	(0.01)	(0.04)
Basic and diluted loss per share	$(0.11)	$(0.30)	$(0.19)	$(0.88)

Cash dividends per common share:	$0.63	$0.63	$1.89	$1.89

SUN COMMUNITIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS, CONTINUED
FOR THE PERIODS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Amounts attributable to Sun Communities, Inc. common stockholders:
Loss from continuing operations, net of state income taxes	$(2,193)	$(5,190)	$(3,278)	$(15,200)
Income (loss) from discontinued operations, net of state income taxes	158	(303)	(139)	(756)
Loss attributable to Sun Communities, Inc.	$(2,035)	$(5,493)	$(3,417)	$(15,956)

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS
FOR THE PERIODS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net loss	$(2,561)	$(4,767)	$(4,107)	$(16,558)
Adjustments:
Depreciation and amortization	16,329	16,667	49,364	49,930
Benefit for state income taxes (3)	(42)	(7)	(55)	(405)
Gain on disposition of assets, net	(1,237)	(569)	(3,933)	(5,838)
Funds from operations (FFO) (1)	$12,489	$11,324	$41,269	$27,129

Weighted average Common Shares/OP Units outstanding:
Basic	20,856	20,504	20,787	20,448
Diluted	20,856	20,571	20,787	20,499

FFO per weighted average Common Share/OP Unit - Basic	$0.60	$0.55	$1.99	$1.33
FFO per weighted average Common Share/OP Unit - Diluted	$0.60	$0.55	$1.99	$1.32

The table below adjusts FFO to exclude equity loss from affiliate (Origen Inc.), severance charges, and Georgia flood damage charges (in thousands).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net loss	$(2,561)	$(4,767)	$(4,107)	$(16,558)
Equity affiliate adjustment	836	1,500	1,211	14,050
Severance charges	-	-	-	888
Georgia flood damage	800	-	800	-
Adjusted net loss	(925)	(3,267)	(2,096)	(1,620)
Depreciation and amortization	16,329	16,667	49,364	49,930
Benefit for state income taxes (3)	(42)	(7)	(55)	(405)
Gain on disposition of assets, net	(1,237)	(569)	(3,933)	(5,838)
Adjusted funds from operations (FFO) (1)	$14,125	$12,824	$43,280	$42,067

Adjusted FFO per weighted average Common Share/OP Unit - Diluted	$0.68	$0.62	$2.08	$2.05

(3)  The tax benefit for the periods ended September 30, 2009 and 2008 represents the reversal of a tax provision for potential taxes payable on the sale of company assets related to the enactment of the Michigan Business Tax. These taxes do not impact Funds from Operations and would be payable from prospective proceeds of such sales.

SUN COMMUNITIES, INC.
SELECTED BALANCE SHEET DATA
(In thousands)

	(Unaudited)
	September 30, 2009	December 31, 2008
Investment property before accumulated depreciation	$1,562,345	$1,549,339
Total assets	$1,189,205	$1,206,999
Total debt	$1,244,529	$1,229,571
Total noncontrolling interest and stockholders' deficit	$(95,457)	$(59,882)

SUN COMMUNITIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE PERIODS ENDED SEPTEMBER 30, 2009 AND 2008
 (In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net loss	$(2,561)	$(4,767)	$(4,107)	$(16,558)
Unrealized gain (loss) on interest rate swaps	(494)	4	832	(64)
Total comprehensive loss	(3,055)	(4,763)	(3,275)	(16,622)
Less: Comprehensive income (loss) attributable to the noncontrolling interest	(324)	733	(347)	(604)
Comprehensive loss attributable to Sun Communities, Inc.	$(2,731)	$(5,496)	$(2,928)	$(16,018)

 SUN COMMUNITIES, INC.
 ADDITIONAL INFORMATION
(Unaudited)

SAME PROPERTY RESULTS

For 136 communities owned throughout both years (amounts in thousands):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2009	2008	% Change	2009	2008	% Change
Total revenue	$45,915	$45,221	1.5%	$140,405	$138,488	1.4%
Total expense	14,415	13,746	4.9%	43,103	41,736	3.3%
Net operating income(2)	$31,500	$31,475	0.1%	$97,302	$96,752	0.6%

Same property occupancy and average monthly rent information at September 30, 2009 and 2008:

	2009	2008
Total manufactured housing sites	42,301	42,289
Occupied manufactured housing sites	34,813	34,775
Manufactured housing occupancy %	82.3%	82.2%
Average monthly rent per site	$402	$390

SUN COMMUNITIES, INC.
 ADDITIONAL INFORMATION, CONTINUED
(Unaudited)

RENTAL PROGRAM SUMMARY
(In thousands, except for certain items marked with *)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Rental home revenue	$5,062	$5,186	$15,449	$15,318
Site rent from Rental Program	6,738	6,150	19,861	18,278
Rental Program revenue	11,800	11,336	35,310	33,596
Expenses
Payroll and commissions	556	524	1,935	1,601
Repairs and refurbishment	1,761	2,011	5,729	5,380
Taxes and insurance	777	701	2,323	2,094
Marketing and other	770	899	2,436	2,491
Rental Program operating and maintenance	3,864	4,135	12,423	11,566
Net operating income(2)	$7,936	$7,201	$22,887	$22,030

Occupied rental homes information as of and for the nine months ended September 30, 2009 and 2008:

Other Information	2009	2008	% Change
Number of occupied rentals, end of period*	5,749	5,449	5.5%
Investment in occupied rental homes	$180,118	$166,735	8.0%
Number of sold rental homes*	531	443	19.9%
Weighted average monthly rental rate*	$726	$733